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Exhibit 5.3

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

December 10, 2009

TransCanada PipeLines Limited
450 – 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-9 of TransCanada PipeLines Limited.

Very truly yours,
/s/ Mayer Brown LLP
Mayer Brown LLP

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

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  Exhibit 5.3